Registration No. 333-78227


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 POST-EFFECTIVE

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SCANA CORPORATION
             (Exact name of registrant as specified in its charter)


South Carolina                             4931                   57-0784499
(State or other jurisdiction      (Primary Standard Industrial  I.R.S. Employer
of incorporation or organization) Classification Code Number)    Identification
                                                                    Number)


               1426 Main Street, P. O. Box 764, Columbia, SC 29201
                                 (803) 217-9000
(Address, including Zip Code and telephone number, including area code, of registrant's principal executive offices)

                              William B. Timmerman
                                SCANA Corporation
                                1426 Main Street
                               Columbia, SC 29201
                                 (803) 217-9000
   (Name, address, including Zip Code and telephone number, including area code, of agent for service)


The Commission is requested to send copies of all communications to:


           John W. Currie                           William S. Lamb
      McNair Law Firm, P. A.             LeBoeuf, Lamb, Greene & MacRae, LLP
  1301 Gervais Street, 17th Floor                 125 West 55th Street
       Columbia, SC  29201                    New York, New York  10019
         (803) 799-9800                             (212) 424-8000

         Pursuant to Registration Statement No. 333-78227 on Form S-4, SCANA Corporation, a South Carolina corporation (the "Company"), registered 112,202,217 shares of its without par value common stock (the "common stock"), the maximum number of shares issuable pursuant to an Agreement and Plan of Merger dated as of February 16, 1999, as amended and restated as of May 10, 1999, by and among the Company, Public Service Company of North Carolina, Incorporated ("PSNC"), New Sub I, Inc. and New Sub II, Inc. The Agreement and Plan of Merger provided for the Merger of New Sub I, Inc. with and into the Company and the merger of PSNC with and into New Sub II, Inc. (the "Mergers"). The Company hereby removes from registration 7,473,084 shares of Common Stock that remain unissued after the Mergers.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on April 19, 2000.

                             SCANA CORPORATION


                    By:
                    Name:   W. B. Timmerman
                    Title:  Chairman of the Board, Chief Executive Officer,
                            President, Director and agent for service of process